UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2015

ECO  BUILDING  PRODUCTS,  INC.
(Exact name of registrant as specified in its charter)

Colorado	000-53875	20-8677788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 West Vista Way,
Vista, CA 92083
 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: 760-732-5826

N/A
(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02     Termination of a Material Definitive Agreement

On May 1, 2015, Eco Building Products, Inc. (the “Company”) received a letter from The Home Depot, Inc. (“Home Depot”) that the Amendment #2 to The Home Depot Supplier Buying Agreement, dated as of February 10, 2014 (the “Agreement”) was terminated.  Home Depot will continue to sell through any Company products remaining in their stores but as of May 11, 2015 (the “Termination Date”), any pending purchase orders would be cancelled.

The Company believes that the termination of the Agreement is amicable and in line with its current business strategy, which is to focus on Coating Service Only (“CSO”) opportunities affording higher profit margins without the cash burden to perform lumber purchasing and trading.  We hope our protected lumber ends up in Home Depot again in the future through one of the lumber traders or producers whose lumber we perform CSO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO BUILDING PRODUCTS, INC

Date: May 8, 2015	By:	/s/ Steve Conboy
Steve Conboy
Chief Executive Officer